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                                                            EXHIBIT 23.5



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Safeguard Scientifics, Inc. on Form S-3 of our report dated February 5, 1999, included in Sanchez Computer Associates, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Philadelphia, Pa.,
 November 29, 1999